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                                           Filed Pursuant to Rule 424(b)(3)
                                           under the Securities Act of 1933.
                                           Registration Statement No. 333-11829.


                Supplement to the Prospectus dated February 10, 1997


         First Metropolitan Securities, Inc. (the "Underwriter") has agreed to waive its lock-up agreements with certain selling securityholders with respect to an aggregate of 135,000 shares of Common Stock.


Dated: February 21, 1997

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